EXHIBIT 10.54

                             SOVCAP EQUITY PARTNERS
                   c/o SovCap Investment Management Group, LLC
                             3340 Peachtree Road, NE
                                   Suite 2320
                                Atlanta, GA 30326


                                                                October 27, 1999
COMPOSITECH LTD.
120 Ricefield Lane
Hauppauge, New York 11788

To Whom It May Concern:

     Reference is made to the Series 1 Bridge Note Purchase and Security Agreement, dated March 16, 1999, by and among the Compositech Ltd. and the Purchasers listed therein, as amended by that certain First Amendment to the Series 1 Bridge Note Purchase and Security Agreement, Dated April 21,1999 and executed by the Company and certain Purchasers in connection with the Second Closing and that certain Second Amendment to the Series 1 Bridge Note Purchase and Security Agreement, dated July 28, 1999 and executed by the Company and certain purchasers in connection with the Third Closing (as so amended, the "Purchase Agreement"). Defined terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement or the Company's Series 1 Secured Convertible Bridge Financing Notes (the "Bridge Notes") issued pursuant thereto.

     The Company has requested that Representative and all other Purchasers grant an extension of maturity under the original Bridge Notes from the original Maturity Date provided for in each respective Bridge Note to March 31, 2000, and also to defer any exercise of any existing or newly issued Purchaser Warrants until after March 31, 2000. In exchange therefor the Company has agreed to increase the principal amount of each such Bridge Note and issue to each Purchaser additional warrants to purchase additional shares of the Company's Common Stock. This action is necessary in order for the Company to complete certain financing transactions necessary for the continued operations of the Company, and this contemplated action and the terms and provisions of the new Bridge Notes, to the extent they differ from those contained in the original Bridge Notes, have been fully agreed to by the Company.

     In accordance with Section 2.5 of the Purchase Agreement appointing SovCap Equity Partners, Ltd. as Representative for all other Purchasers under the Purchase Agreement, Representative hereby confirms that it has agreed with the Company (i) to tender or cause to be tendered all outstanding Bridge Notes and Repricing Warrants; (ii) that such cancelled notes will be exchanged for newly issued Bridge Notes containing revised principal amounts and otherwise substantially the same terms as the original Bridge Notes except (a) the maturity date for all newly issued Bridge Notes shall be March 31, 2000 as agreed to by Representative and Company, (b) the principal amount will be increased per agreement of the Company and Representative, and (c) any other conforming changes that would need to be made to the new Bridge Notes to effect the agreement of the Company and Representative; (iii) that such Repricing Warrants will be exchanged for newly issued Repricing Warrants with substantially the same terms; (iv) to issue to each Purchaser new Purchase Warrants evidencing the right of each Purchaser to purchase additional shares of the Company's Common Stock under the terms thereof; and (v) that the Purchasers will not exercise any outstanding Purchaser Warrants or Purchaser Warrants to be issued as contemplated by this agreement until March 31, 2000.

     This agreement, as summarized above, is subject in all instances to (i) the Company executing (a) new Bridge Notes in substance reasonably acceptable to Representative and (b) executing any other document or instrument reasonably requested by Representative necessary in its discretion to evidence the transactions contemplated in this letter, and (ii) to the delivery of an opinion of counsel to the Company in form and substance satisfactory to Representative with respect to all the transactions contemplated in this letter. Representative on behalf of itself or any other Purchaser does not consent to the waiver of or waive any rights or interest under the Bridge Notes currently issued and outstanding under the Purchase Agreement, the Bridge Notes and all such rights and interests therein remaining in full force and effect until the original Bridge Notes are replaced with new Bridge Notes that have fully executed by the Company and delivered to Representative. Upon issue of the new Bridge Notes, Representative hereby agrees that no event of default will have occurred under the old Bridge Notes.

     The Company has agreed to take all actions necessary to evidence the transactions contemplated in this letter and further to refrain from directly or indirectly taking any action which would prevent, hinder, or frustrate the transactions contemplated in this letter or its intent and purpose. The Company's agreement to the contents of this letter and the accuracy of the within summary between the Company and Representative is indicated and acknowledged by its signature below.


                                            SOVCAP EQUITY PARTNERS, LTD.:


                                            By:
                                               ---------------------------------


                                            Name:
                                                 -------------------------------


                                            Title:
                                                  ------------------------------



                                            COMPOSITECH LTD.:


                                            By:
                                               ---------------------------------


                                            Name:
                                                 -------------------------------


                                            Title:
                                                  ------------------------------